FIFTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This Fifth Amendment to Loan and Security Agreement is entered into as of March 23, 2011 (the “Amendment”), by and between PENINSULA BANK BUSINESS FUNDING, a division of THE PRIVATE BANK OF THE PENINSULA (“Bank”), and VAUGHAN FOODS, INC. and WILD ABOUT FOOD - OKLAHOMA LLC ( each a “Borrower” and collectively “Borrowers”).
RECITALS
Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of March 6, 2009 as amended from time to time including that certain First Amendment to Loan and Security Agreement dated as of September 30, 2009, that certain Second Amendment to Loan and Security Agreement dated as of April 26, 2010, that certain Third Amendment to Loan and Security Agreement dated as of June 25, 2010, and that certain Fourth Amendment to Loan and Security Agreement dated as of August 9, 2010 (collectively the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1.The following defined term in Section 1.1 of the Agreement is amended to read as follows:

“Revolving Line” means aggregate credit extensions of up to Four Million Five Hundred Thousand Dollars ($4,500,000).
2.    The second sentence in Section 2.3(c) shall be amended to read as follows:
The minimum interest payable with respect to any three month period beginning April 1, 2011 shall be $34,875.
3.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof, or the Security Agreement.
4.    This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Notwithstanding the foregoing, Borrower shall deliver all original signed documents requested by Bank no later than ten (10) Business Days following the date of this Amendment.
5.    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
(a)this Amendment, duly executed by Borrowers;
(b)an amendment fee of $5,000, plus all Bank Expenses incurred through the date of this Amendment;
(c)such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

VAUGHAN FOODS, INC.
By: /s/ Gene P. Jones Title: Secretary, Treasurer and Chief Financial Officer
WILD ABOUT FOOD - OKLAHOMA LLC
By: /s/ Gene P. Jones
Title: Secretary, Treasurer and Chief Financial Officer
PENINSULA BANK BUSINESS FUNDING , A DIVISION OF THE PRIVATE BANK OF THE PENINSULA
By: /s/ Victor Ragni
Title: Vice President